UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2019

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CAPR	The Nasdaq Capital Market

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

Amendment to Articles of Incorporation and Reverse Stock Split

On May 29, 2019, the Capricor Therapeutics, Inc. (the “Company”) stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-15, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion.

On May 31, 2019, following stockholder approval of a reverse stock split at a ratio in the range of 1-for-3 to 1-for-15, the board of directors of Capricor acted to set the reverse stock split ratio at 1:10. On June 4, 2019, the Company filed a Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Delaware to effect a 1-for-10 reverse stock split of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), either issued and outstanding or held by the Company as treasury stock, effective as of 5:00 p.m. (Delaware time) on June 4, 2019 (the “Reverse Stock Split”). The Board in turn determined to effect the Reverse Stock Split at a ratio of one-for-ten shares (1:10), and approved the corresponding final form of the Certificate of Amendment to reflect such change.

As a result of the Reverse Stock Split, every ten shares of issued and outstanding Common Stock will be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split will be paid in cash in a proportionate amount based on the closing price of the Common Stock as reported by The NASDAQ Capital Market for the day immediately preceding the effective date of the Reverse Stock Split. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 34.7 million shares to approximately 3.5 million shares, subject to adjustment for the payment of cash in lieu of fractional shares. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 50 million shares.

In addition, proportionate adjustments will be made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company, and to the number of shares of Common Stock reserved for future issuance under the Company’s Stock Option Plans.

The Common Stock is expected to begin trading on a reverse stock split-adjusted basis on The NASDAQ Capital Market on June 5, 2019. The trading symbol for the Common Stock will remain “CAPR.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 14070B309.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment that effectuated the Reverse Stock Split as described herein, which was filed with the Secretary of State of the State of Delaware and will become effective at 5:00 p.m. (Delaware time) on June 4, 2019 in accordance with its terms. The Certificate of Amendment is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation of Capricor Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: June 4, 2019	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer